Exhibit 99.1

DiaCarta to Become a Publicly Listed Company Through Merger with HH&L Acquisition Co.

Pleasanton, CA and Hong Kong – 10/14/2022 – DiaCarta, Ltd. (“DiaCarta” or the “Company”), a precision molecular diagnostics company and developer of novel oncology and infectious disease tests, and HH&L Acquisition Co. (NYSE: HHLA.U, HHLA, HHLA WS) (“HH&L”), a publicly traded special purpose acquisition company (“SPAC”), today announced that they entered into a definitive business combination agreement (the “Business Combination Agreement”) that is expected to result in DiaCarta becoming a publicly listed company (the “Transaction” or “Business Combination”). The Transaction is expected to provide DiaCarta with access to the approximately $414 million cash from HH&L’s IPO proceeds held in trust, assuming no redemptions by HH&L’s shareholders and prior to the payment of transaction expenses, and potential additional financing to catalyze DiaCarta’s growth. The Transaction implies a pre-money equity value of $460 million for DiaCarta on a fully diluted basis and is expected to close in the first quarter of 2023. The Transaction positions DiaCarta to capitalize on significant future growth within existing and new markets.

HH&L is led by Kenneth W. Hitchner, Richard Qi Li and a management team with significant experience in identifying and investing in attractive growth opportunities in the global healthcare industry, and Fenglai Fang, Chairman of HOPU Investments, serves as an adviser.

Upon closing of the Transaction, the combined company will be listed on the New York Stock Exchange. The combined company will continue to be based in Pleasanton, California, and led by Aiguo (Adam) Zhang, Founder and Chief Executive Officer of DiaCarta, and other key members of DiaCarta’s management team.

DiaCarta Overview

DiaCarta is a precision molecular diagnostics company that has developed innovative technologies that transform patient care by providing effective precision diagnostics using liquid biopsy. Underpinned by its proprietary XNA technology and SuperbDNA™ technology platforms, DiaCarta offers a range of products and testing services, including its early detection ColoScape™ Colorectal Cancer blood test, RadTox™ cfDNA test, its FDA EUA approved QuantiVirus™ SARS-CoV-2 Tests, its QClamp® qPCR tests and OptiSeq™ XNA-NGS panels. Its novel XNA technology provides a high level of sensitivity as it clamps the wild-type sequence and amplifies the mutant target sequence. Using this technology, the Company has developed its highly sensitive, early detection ColoScape™ Colorectal Cancer blood test. The Company’s revolutionary RadToxTM solution is powered by its SuperbDNA™ technology that provides a high level of sensitivity in detecting target DNA or RNA by amplifying the signal and requiring no RNA/DNA extraction or amplification. RadTox™ personalizes radiation and chemotherapy, serving to assess tumor response and enhance patient care. Based in Pleasanton, California, the Company is ISO certified, GMP-compliant and offers CLIA certified laboratory services to its customers.

Since DiaCarta’s inception in 2012, the Company has exhibited strong growth. With over 80 patents across various jurisdictions, the Company has built a strong product pipeline with a clear and global growth strategy. DiaCarta expects to increase growth in the coming years, as it plans to expand its reach in international markets and acquire new customers in its existing markets.

Management Commentary

“We are thrilled to enter into this transaction with HH&L,” stated Aiguo (Adam) Zhang. “As a result of the transaction, DiaCarta will be well positioned to capitalize on significant future growth within our existing customer base and expand into compelling adjacent markets. This transaction represents a major milestone for DiaCarta, which will enable us to further invest in our technology and support pipeline growth,” he added.

“We are extremely pleased to partner with DiaCarta, as we believe it is a company poised for significant growth in an industry that can benefit greatly from its cutting-edge platform technology,” stated Kenneth Hitchner, Chairman of HH&L. “We are excited to see both patients and physicians reap the benefits of DiaCarta’s solutions applied in precision medicine.”

Transaction Overview

Pursuant to the terms of the Business Combination Agreement, the Business Combination will be effected in two steps. First, before the closing of the business combination, both HH&L and DiaCarta will deregister in the Cayman Islands and domesticate as Delaware corporations. Second, at the closing, a wholly-owned subsidiary of HH&L will merge with and into DiaCarta and DiaCarta will survive the merger as a wholly owned subsidiary of HH&L. HH&L will then change its name to “DiaCarta, Inc.”

The aggregate merger consideration paid to DiaCarta equityholders in connection with the Business Combination consists of 46 million shares of common stock of HH&L, after its domestication, which is calculated based on a pre-money equity valuation of DiaCarta at $460 million on a fully diluted basis.

HH&L has agreed, pursuant to the Business Combination Agreement, to seek additional investors through one or more private placements of its common stock. In connection with the Business Combination, HH&L Investment Co., the Sponsor of HH&L (the “Sponsor”), has agreed to contribute or forfeit certain Class B Ordinary Shares owned by itself to facilitate financing after signing of the Business Combination Agreement and if the total cash available to HH&L at closing is less than $40 million.

The description of the contemplated business combination contained herein is only a summary and is qualified in its entirety by reference to the definitive agreement relating to the business combination, a copy of which will be filed by HH&L with the Securities and Exchange Commission (“SEC”) as an exhibit to a Current Report on Form 8-K, which will be accessible through the SEC’s website at www.sec.gov.

Advisors

Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC (“CCM”), is serving as exclusive financial advisor and capital markets advisor to HH&L. Revere Securities LLC is serving as exclusive financial advisor to DiaCarta. White & Case is serving as legal advisor to HH&L. Loeb & Loeb LLP is serving as legal advisors to DiaCarta. Morgan, Lewis & Bockius LLP is serving as legal counsel to CCM.

About DiaCarta

DiaCarta is a Pleasanton, California-based translational genomics and precision molecular diagnostics company that provides highly sensitive and advanced technologies to improve the way molecular diagnostics and translational genomics impact healthcare treatment plans. DiaCarta’s mission is to improve the well-being of individuals around the world.

About HH&L

HH&L is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. HH&L is focused on healthcare or healthcare-related companies. HH&L is led by Chairman Kenneth W. Hitchner, CEO Richard Qi Li, and CFO Yingjie (Christina) Zhong. The Company’s independent directors include Qingjun Jin, Professor Frederick Si Hang Ma, Derek Nelsen Sulger and Dr. Jingwu Zhang Zang. Fenglei Fang is the chairman of the advisory board of HH&L.

Important Additional Information Regarding the Transaction Will Be Filed with the SEC

This communication relates to the proposed Business Combination between HH&L and DiaCarta. HH&L intends to file a preliminary and definitive proxy statement, which will include a prospectus, which will be a part of a registration statement, and other relevant documents with the SEC. This communication does not contain all the information that should be considered concerning the proposed Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. HH&L’s and the Company’s shareholders and other interested persons are urged to read the proxy statement/prospectus and any other relevant documents filed with the SEC when they become available, and any amendments thereto, because, among other things, they will contain updates to the financial, industry and other information herein as well as important information about HH&L, the Company and the contemplated Business Combination. When available, the definitive proxy statement/prospectus and other relevant materials for the proposed Business Combination will be mailed to shareholders of HH&L as of a record date to be established for voting on the proposed Business Combination. Shareholders will be able to obtain a free copy of the proxy statement/prospectus (when filed), as well as other filings containing information about HH&L, the Company and the proposed Business Combination, without charge, at the SEC’s website located at www.sec.gov or by directing a request to: HH&L Acquisition Co., Suite 2001-2002, 20/F, York House, The Landmark, 15 Queen’s Road Central, Central, Hong Kong. Investment in any securities described herein has not been approved or disapproved by the SEC or any other regulatory authority nor has any authority passed upon or endorsed the merits of the Business Combination or the accuracy or adequacy of the information contained herein. Any representation to the contrary is a criminal offense.

Forward-Looking Statements

This communication contains certain statements, estimates, targets, forecasts, and projections with respect to HH&L or the Company. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, without limitation, statements regarding the estimated future financial performance and financial position of the Company. Future results are not possible to predict. Opinions and estimates offered in this communication constitute HH&L or the Company’s judgment and are subject to change without notice, as are statements about market trends, which are based on current market conditions. You can identify these forward looking statements through the use of words such as “may,” “will,” “can,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential” and other similar words and expressions of the future, but the absence of these words does not necessarily mean that a statement is not forward-looking. Such forward-looking statements are based on estimates, assumptions and factors that are inherently uncertain, that are beyond HH&L and the Company’s control or ability to predict and that could cause actual results to differ materially from expected results. As a result, they are subject to significant risks and uncertainties and actual events or results may differ materially from these forward-looking statements. No reliance should be placed on, any forward-looking statements, including any projections, targets, estimates or forecasts contained in this communication. Any forward-looking statement speaks only as of the date on which it was made, based on information available as of the date of this communication, and such information may be inaccurate or incomplete. Products described by the Company in its pipeline are under investigation and have not been proven to be safe or effective, and there is no guarantee any such product will be approved in the sought-after indication or will meet the developmental milestones set forth herein, including within the timeline set forth herein. Neither HH&L nor the Company undertakes any obligation to release any revisions to such forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Information regarding performance by, or businesses associated with, our management team or businesses associated with them is presented for informational purposes only. Past performance by the Company’s management team and its affiliates is not a guarantee of future performance. Therefore, you should not rely on the historical record of the performance of the Company’s management team or businesses associated with them as indicative of the Company’s future performance of an investment or the returns the Company will, or is likely to, generate going forward.

Participants in the Solicitation

HH&L and its directors and executive officers may be deemed to be participants in the solicitation of proxies from HH&L’s shareholders in connection with the proposed Business Combination. A list of the names of HH&L’s directors and executive officers and information regarding their interests in HH&L is contained in HH&L’s Annual Report on Form 10-K, which was filed with the SEC on March 30, 2022, and is available free of charge at the SEC’s website at www.sec.gov, or by directing a request to HH&L Acquisition Co., Suite 2001-2002, 20/F, York House, The Landmark, 15 Queen’s Road Central, Central, Hong Kong. Additional information regarding the interests of any such participants will be contained in the proxy statement/prospectus for the proposed Business Combination when available.

The Company and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of HH&L in connection with the proposed Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed Business Combination will be included in the proxy statement/prospectus for the proposed Business Combination when available.

The definitive proxy statement/prospectus will be mailed to shareholders as of a record date to be established for voting on the proposed Business Combination when it becomes available. Shareholders, potential investors and other interested persons should read the proxy statement/prospectus carefully when in becomes available before making any voting or investment decisions.

No Offer or Solicitation

This communication is for informational purposes only and does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination, (ii) an offer or invitation for the sale or purchase of the securities, assets or business described herein or a commitment of HH&L, the Company or any of their respective subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents, with respect to any of the foregoing, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction, and this press release shall not form the basis of any contract, commitment or investment decision and does not constitute either advice or recommendation regarding any securities.

Contacts:

Richard Qi Li

CEO

HH&L Acquisition Co.

richard.li@hopuhl.com

852-3752-2870

Anne K. Vallerga, Ph.D., M.B.A.

VP of External Affairs

DiaCarta, Inc.

annek@diacarta.com

650-333-3152